Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report on Form 10-K of Horsehead Holding Corp. (the “Company”) for the fiscal year ended December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned chief executive officer and chief financial officer of the Company, certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James M. Hensler		/s/ Robert D. Scherich
James M. Hensler		Robert D. Scherich
Chief Executive Officer		Chief Financial Officer

Date:	March 13, 2014	Date:	March 13, 2014
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Horsehead Holding Corp. and will be retained by the Horsehead Holding Corp. and furnished to the Securities and Exchange Commission or its staff upon request.